Exhibit 99.1

FOR IMMEDIATE RELEASE
May 6, 2016

GSI Group Announces Financial Results
for the First Quarter of 2016

•	First Quarter 2016 Revenue of $90.3 million
•	First Quarter 2016 Adjusted Earnings per Share (“EPS”) of $0.18
•	First Quarter 2016 Adjusted EBITDA of $13.5 million
•	First Quarter 2016 Operating Cash Flow from Continuing Operations of $8.3 million
•	Company Name Change to Novanta expected in May 2016

Bedford, MA -- GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of laser, precision motion, and vision technologies to original equipment manufacturers in the medical and advanced industrial markets, today reported financial results for the first quarter of 2016.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	April 1,	April 3,
	2016	2015
GAAP
Revenue	$90.3	$94.6
Operating income from continuing operations	$2.6	$5.4
Diluted EPS from continuing operations	$0.05	$0.10
Non-GAAP*
Adjusted Revenue	$90.3	$89.0
Adjusted operating income from continuing operations	$10.2	$10.9
Adjusted EPS	$0.18	$0.20
Adjusted EBITDA	$13.5	$14.3

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use, are presented below.

First Quarter of 2016

“We delivered another solid quarter of results in the first quarter, achieving all of our major objectives despite continued weakness in the industrial capital spending environment.  Orders were strong across the board in the quarter, which positions us well for the second quarter and gives us further confidence around our medium term growth outlook,” said John Roush, Chief Executive Officer.

During the first quarter of 2016, GSI generated GAAP revenue of $90.3 million, a decrease of (5%) from $94.6 million in the first quarter of 2015 due to the divestiture of JK Lasers last year.  Adjusted Revenue in the first quarter of 2016 was $90.3 million, an increase of 2% from $89 million in the first quarter of 2015.

In the first quarter of 2016, GAAP operating income from continuing operations was $2.6 million, compared to $5.4 million in the first quarter of 2015.  Adjusted operating income from continuing operations was $10.2 million in the first quarter of 2016, compared to $10.9 million in the first quarter of 2015.

GAAP Diluted EPS from continuing operations was $0.05 in the first quarter of 2016, compared to $0.10 in the first quarter of 2015. Adjusted EPS was $0.18 in the first quarter of 2016, compared to $0.20 in the first quarter of 2015.  The Company ended the first quarter of 2016 with 34.9 million weighted average diluted common shares outstanding.  Adjusted EBITDA was $13.5 million in the first quarter of 2016.

As of April 1, 2016, cash and cash equivalents were $67.9 million. The Company completed the first quarter of 2016 with approximately $27.7 million of Net Debt, as defined in the non-GAAP reconciliation below.  Operating cash flow from continuing operations for the first quarter of 2016 was $8.3 million.

Financial Outlook

For the second quarter of 2016, the Company expects Adjusted Revenue of approximately $95 million and Adjusted EBITDA of approximately $16 million.  Additionally, the Company expects Adjusted EPS to be in the range of $0.23 to $0.25.  This compares to Adjusted EPS of $0.20 in the second quarter of 2015.

Finally, the Company continues to expect full year 2016 Adjusted Revenue to be up mid-single digits, in the range of $375 million to $390 million.  This compares to Adjusted Revenue of $368 million for the full year 2015. The Company also expects full year 2016 Adjusted EPS to be up 8% to 10%, compared to Adjusted EPS of $0.93 for the full year 2015.

Conference Call Information

The Company will host a conference call on Friday, May 6, 2016 at 10:00 a.m. ET to discuss these results. John A. Roush, Chief Executive Officer, Matthijs Glastra, Chief Operating Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time.  The conference ID number is 85611373.

A playback of this conference call will be available beginning 2:00 p.m. ET, Friday, May 6, 2016. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 85611373. The playback will remain available until 11:00 p.m. ET, Monday, May 30, 2016.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue, Adjusted Revenue, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Adjusted Income from Continuing Operations, net of tax, Adjusted Diluted EPS from Continuing Operations, Adjusted EBITDA, and Net Debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s operating performance. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions.  The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees.  Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP.  They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our strong orders positioning us well for the second quarter; our medium term growth prospects; plans to change the Company’s name and ticker symbol; anticipated financial performance; business prospects; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical and advanced industrial markets. The Company is a leader in highly engineered enabling technologies, including CO2 laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. The Company specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com.  For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	April 1,	April 3,
	2016	2015
Revenue	$90,316	$94,614
Cost of revenue	53,424	54,608
Gross profit	36,892	40,006
Operating expenses:
Research and development and engineering	8,052	8,215
Selling, general and administrative	21,187	22,068
Amortization of purchased intangible assets	2,108	1,889
Restructuring, acquisition and divestiture related costs	2,958	2,437
Total operating expenses	34,305	34,609
Operating income from continuing operations	2,587	5,397
Interest income (expense), net	(1,185)	(1,397)
Foreign exchange transaction gains (losses), net	83	517
Other income (expense), net	743	729
Income from continuing operations before income taxes	2,228	5,246
Income tax provision	322	1,800
Income from continuing operations	1,906	3,446
Loss from discontinued operations, net of tax	—	—
Consolidated net income	$1,906	$3,446

Earnings per common share from continuing operations:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10
Loss per common share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—
Earnings per common share:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10

Weighted average common shares outstanding—basic	34,657	34,506
Weighted average common shares outstanding—diluted	34,853	34,999

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	April 1,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$67,892	$59,959
Accounts receivable, net	58,683	57,188
Inventories	61,764	59,566
Other current assets	7,087	8,499
Total current assets	195,426	185,212
Property, plant and equipment, net	36,195	40,550
Intangible assets, net	62,968	66,269
Goodwill	103,413	103,456
Other assets	18,529	20,558
Total assets	$416,531	$416,045
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,395	$7,385
Accounts payable	26,893	24,401
Accrued expenses and other current liabilities	26,044	25,167
Total current liabilities	60,332	56,953
Long-term debt	86,763	88,426
Other long-term liabilities	22,220	25,965
Total liabilities	169,315	171,344
Stockholders’ Equity:
Total stockholders’ equity	247,216	244,701
Total liabilities and stockholders’ equity	$416,531	$416,045

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	April 1,	April 3,
	2016	2015
Cash flows from operating activities:
Consolidated net income	$1,906	$3,446
Less: Loss from discontinued operations, net of tax	—	—
Income from continuing operations	1,906	3,446
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	5,229	4,762
Share-based compensation	1,342	1,597
Deferred income taxes	108	(103)
Earnings from equity investment	(740)	(727)
Dividend from equity investment	2,341	—
Other	2,290	1,219
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	(1,139)	(5,096)
Inventories	(3,519)	(3,975)
Other operating assets and liabilities	480	4,919
Net cash provided by operating activities of continuing operations	8,298	6,042
Net cash provided by operating activities of discontinued operations	—	—
Net cash provided by operating activities	8,298	6,042
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,341)	(946)
Acquisition of businesses, net of cash acquired and working capital adjustments	422	(13,852)
Proceeds from the sale of property, plant and equipment	3,589	23
Net cash provided by (used in) investing activities of continuing operations	1,670	(14,775)
Net cash provided by investing activities of discontinued operations	1,498	—
Net cash provided by (used in) investing activities	3,168	(14,775)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	13,000
Repayments of long-term debt and revolving credit facility	(1,875)	(4,875)
Other financing activities	(1,574)	(1,394)
Net cash provided by (used in) financing activities of continuing operations	(3,449)	6,731
Net cash used in financing activities of discontinued operations	—	—
Net cash provided by (used in) financing activities	(3,449)	6,731
Effect of exchange rates on cash and cash equivalents	(84)	(1,602)
Increase (decrease) in cash and cash equivalents	7,933	(3,604)
Cash and cash equivalents, beginning of period	59,959	51,146
Cash and cash equivalents, end of period	$67,892	$47,542

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Revenue by Segment (Non-GAAP):

	Three Months Ended
	April 1,	April 3,
	2016	2015
Laser Products
Revenue (GAAP)	$40,358	$44,955
JK Lasers divestiture	—	(5,678)
Acquisition fair value adjustments	—	—
Adjusted Revenue (Non-GAAP)	$40,358	$39,277

Vision Technologies
Revenue (GAAP)	$28,862	$31,111
Acquisition fair value adjustments	24	43
Adjusted Revenue (Non-GAAP)	$28,886	$31,154

Precision Motion
Revenue (GAAP)	$21,096	$18,548
Acquisition fair value adjustments	—	—
Adjusted Revenue (Non-GAAP)	$21,096	$18,548

GSI Group Inc.
Revenue (GAAP)	$90,316	$94,614
JK Lasers divestiture	—	(5,678)
Acquisition fair value adjustments	24	43
Adjusted Revenue (Non-GAAP)	$90,340	$88,979

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit by Segment (Non-GAAP):

	Three Months Ended
	April 1,	April 3,
	2016	2015
Laser Products
Gross Profit (GAAP)	$17,997	$19,375
JK Lasers divestiture	—	(1,637)
Amortization of intangible assets	384	516
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$18,381	$18,254
Gross Profit Margin (GAAP)	44.6%	43.1%
Adjusted Gross Profit Margin (Non-GAAP)	45.5%	46.5%

Vision Technologies
Gross Profit (GAAP)	$9,579	$12,513
Inventory related charges for discontinuation of radiology products	1,370	—
Amortization of intangible assets	698	547
Acquisition fair value adjustments	24	43
Adjusted Gross Profit (Non-GAAP)	$11,671	$13,103
Gross Profit Margin (GAAP)	33.2%	40.2%
Adjusted Gross Profit Margin (Non-GAAP)	40.4%	42.1%

Precision Motion
Gross Profit (GAAP)	$9,668	$8,465
Amortization of intangible assets	102	56
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$9,770	$8,521
Gross Profit Margin (GAAP)	45.8%	45.6%
Adjusted Gross Profit Margin (Non-GAAP)	46.3%	45.9%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(352)	$(347)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(352)	$(347)

GSI Group Inc.
Gross Profit (GAAP)	$36,892	$40,006
JK Lasers divestiture	—	(1,637)
Inventory related charges for discontinuation of radiology products	1,370	—
Amortization of intangible assets	1,184	1,119
Acquisition fair value adjustments	24	43
Adjusted Gross Profit (Non-GAAP)	$39,470	$39,531
Gross Profit Margin (GAAP)	40.8%	42.3%
Adjusted Gross Profit Margin (Non-GAAP)	43.7%	44.4%

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended April 1, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$2,587	2.9%	$2,228	$1,906	$0.05
Non-GAAP Adjustments:
Amortization of intangible assets	3,292	3.6%	3,292	2,286	0.07
Restructuring, divestiture and other costs	2,712	3.0%	2,712	1,883	0.05
Acquisition related costs	246	0.3%	246	171	0.00
Acquisition fair value adjustments	24	0.0%	24	17	0.00
Inventory related charges for discontinuation of radiology products	1,370	1.5%	1,370	951	0.03
Non-recurring income tax expenses (benefits)	—	—	—	(813)	(0.02)
Total non-GAAP adjustments	7,644	8.4%	7,644	4,495	0.13

Adjusted results (Non-GAAP)	$10,231	11.3%	$9,872	$6,401	$0.18

Weighted average shares outstanding - Diluted					34,853

	Three Months Ended April 3, 2015
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$5,397	5.7%	$5,246	$3,446	$0.10
Non-GAAP Adjustments:
Amortization of intangible assets	3,008	3.2%	3,008	2,018	0.06
Restructuring, divestiture and other costs	2,329	2.5%	2,329	1,563	0.04
Acquisition related costs	127	0.1%	127	85	0.00
Acquisition fair value adjustments	43	0.0%	43	29	0.00
Non-recurring income tax expenses (benefits)	—	—	—	(205)	0.00
Total non-GAAP adjustments	5,507	5.8%	5,507	3,490	0.10

Adjusted results (Non-GAAP)	$10,904	11.5%	$10,753	$6,936	$0.20

Weighted average shares outstanding - Diluted					34,999

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	April 1,	April 3,
	2016	2015
Consolidated net income (GAAP)	$1,906	$3,446
Interest (income) expense, net	1,185	1,397
Income tax provision	322	1,800
Depreciation and amortization	5,229	4,762
Share-based compensation	1,342	1,597
Restructuring, acquisition, divestiture and other costs	2,958	2,456
Inventory related charges for discontinuation of radiology products	1,370	—
Acquisition fair value adjustments	24	43
Other, net	(826)	(1,246)
Adjusted EBITDA (Non-GAAP)	$13,510	$14,255

Net Debt (Non-GAAP):

	April 1, 2016	December 31, 2015
Total Debt (GAAP)	$94,158	$95,811
Plus: Deferred financing costs	1,467	1,689
Gross Debt	95,625	97,500
Less: Cash and cash equivalents	(67,892)	(59,959)
Net Debt (Non-GAAP)	$27,733	$37,541

Organic Revenue Decline (Non-GAAP):

Three Months Ended
April 1, 2016 Compared to Three Months Ended April 3, 2015
Reported decline (GAAP)	(4.5)%
Less: Change attributable to acquisitions and divestitures	(2.8)%
Plus: Change due to foreign currency	0.3%
Organic decline (Non-GAAP)	(1.4)%

Non-GAAP Measures

Adjusted Revenue

Adjusted Revenue excludes the JK Lasers business to only show the results of ongoing operations of the Company. As the JK Lasers business was sold in April 2015, we excluded JK Lasers revenue from Adjusted Revenue because divestiture activities can vary between reporting periods and between us and our peers, which we believe make comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. Additionally, we include estimated revenue from contracts acquired with business acquisitions that will not be fully recognized due to business combination rules. Because GAAP accounting rules require the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.  These non-GAAP adjustments are intended to reflect the full amount of such revenue.

Organic Revenue

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, and the effect of foreign currency translation. We use the related term “organic revenue growth/(decline)” to refer to the measure of comparing current period organic revenue with that of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth/(decline) also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude the JK Lasers business to only show the results of ongoing operations, as the JK Lasers business was sold in April 2015. Adjusted Gross Profit and Adjusted Gross Profit Margin also excludes the amortization of acquired intangible assets and revenue and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, the Company excluded inventory related charges associated with a product line closure as these costs occurred outside of the Company’s day-to-day business as a result of the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude the amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.  The Company also excluded restructuring, acquisition and divestiture related costs, and inventory related charges associated with a product line closure from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business as a result of the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, and inventory related charges associated with a product line closure for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.  In addition, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary are excluded to only show the results of our ongoing operations, as the JK Lasers business was sold in April 2015.

Adjusted Income from Continuing Operations, Net of Tax

The calculation of Adjusted Income from Continuing Operations, net of tax, is displayed in the tables above.  Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of Adjusted Income from Continuing Operations, net of tax, also excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, inventory related charges associated with a product line closure, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS from Continuing Operations

The calculation of Adjusted Diluted EPS from Continuing Operations is displayed in the tables above.  Because income from continuing operations, net of tax is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS from Continuing Operations excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, inventory related charges associated with a product line closure, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary, significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, tax benefit associated with a dividend from the Company’s equity investment, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Income from Continuing Operations, net of tax.

Adjusted EBITDA

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, inventory related charges associated with product line closures, and other non-operating income (expense) items, including the gain on the sale of JK Lasers, foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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